Exhibit 4.1

SUPPLEMENTAL INDENTURE

FOR ADDITIONAL SUBSIDIARY GUARANTEE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 7, 2014, among Alta Wind Company, LLC and Alta Wind 1-5 Holdings Company, LLC (the “Guaranteeing Subsidiaries”), subsidiaries of NRG Yield Operating LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 5, 2014 providing for the issuance of 5.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall fully and unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.10 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all the rights and be subject to all the Obligations and agreements of Guarantors under the Indenture. The Guaranteeing Subsidiaries hereby agree to provide a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                      NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.                                      NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                      COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

8.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 7, 2014

ALTA WIND COMPANY, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

ALTA WIND 1-5 HOLDING COMPANY, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

NRG YIELD OPERATING LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

NRG YIELD LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

NRG ENERGY CENTER OMAHA HOLDINGS LLC

By:	/s/ Gaëtan Frotté
	Name:	Gaëtan Frotté
	Title:	Vice President and Treasurer

NRG ENERGY CENTER OMAHA LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Signature Page to Second Supplemental Indenture

NRG SOUTH TRENT HOLDINGS LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Treasurer

Signature Page to Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Supplemental Indenture